UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): December 6, 2006

CROWN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way, Philadelphia, PA		19154-4599
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      215-698-5100

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

     On December 7, 2006, Crown Holdings, Inc. (the “Company”) issued a press release announcing the successful completion of its consent solicitation and the execution of a supplemental indenture dated as of December 6, 2006 (the “Supplemental Indenture”) with respect to certain amendments to the indenture dated as of September 1, 2004 relating to the 6¼% First Priority Senior Secured Notes due 2011 of Crown European Holdings SA, a subsidiary of the Company.

     The amendments effected by the Supplemental Indenture increase the ability of the Company and its subsidiaries to incur indebtedness and liens and to make restricted payments, including without limitation the redemption, repurchase or other acquisition or retirement for value of shares of the Company’s common stock, by conforming certain terms and conditions set forth in the Indenture to the corresponding terms and conditions set forth in the Company’s other senior debt agreements.

     The press release and a copy of the Supplemental Indenture are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits.

	4.1	Supplemental Indenture dated as of December 6, 2006, among Crown European Holdings SA, as issuer, the guarantors named therein and Wells Fargo Bank, N.A., as trustee.
	99.1	Press Release.

Signature(s)

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN HOLDINGS, INC.

Date: December 11, 2006	By:	/s/ Thomas A. Kelly
Thomas A. Kelly
Vice President and Corporate Controller

Exhibit No.	Description
Ex-4.1	Supplemental Indenture dated as of December 6, 2006, among Crown European Holdings SA, as issuer, the guarantors named therein and Wells Fargo Bank, N.A., as trustee.
Ex-99.1	Press Release.